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                                                                   EXHIBIT 10.9

                            SUBSCRIPTION AGREEMENT

                                   Dated as of

                               September 29, 1999

                                      Among

                            WEIGHTWATCHERS.COM, INC.,

                      WEIGHT WATCHERS INTERNATIONAL, INC.,

                             ARTAL LUXEMBOURG S.A.,

                                       and

                               H.J. HEINZ COMPANYc

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                             SUBSCRIPTION AGREEMENT

            SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of September 29, 1999, among WEIGHTWATCHERS.COM, INC., a Delaware corporation (the "Company"), WEIGHT WATCHERS INTERNATIONAL, INC. a Virginia corporation ("WWI"), ARTAL LUXEMBOURG S.A., a Luxembourg corporation ("Artal"), and H.J. HEINZ COMPANY, a Pennsylvania corporation ("Heinz" and, together with WWI and Artal, the "Purchasers").

                              W I T N E S S E T H :

            WHEREAS, the Company desires to issue and sell newly issued shares of its common stock, par value $0.01 per share ("Common Stock"), to the Purchasers.

            WHEREAS, each Purchaser desires to subscribe for the number of shares of Common Stock set forth opposite its name on Schedule I hereto.

            NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

                  Section 1.1 Agreement to Purchase and Sell. On and subject to the terms and conditions herein contained, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase, on the date hereof, the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on Schedule I hereto. The aggregate purchase price payable by Artal and Heinz for such shares of Common Stock is set forth opposite such Purchaser's name on Schedule I hereto. The shares of Common Stock issuable to WWI are being issued in consideration of the grant by WWI to the Company of an exclusive license with respect to WWI's internet and related assets.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

                  Section 2.1 Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company as follows:


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            (a) Each Purchaser has been given the opportunity to obtain information and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which such Purchaser deems necessary to evaluate the merits and risks related to such Purchaser's investment in the Common Stock.

            (b) Each Purchaser further represents and warrants that (i) such Purchaser's financial condition is such that such Purchaser can afford to bear the economic risk of holding the shares of Common Stock for an indefinite period of time and has adequate means for providing for such Purchaser's current needs and personal contingencies, (ii) such Purchaser can afford to suffer a complete loss of his or its investment in the shares of Common Stock, (iii) such Purchaser has evaluated and understands the risks and terms of investing in the Common Stock and (iv) such Purchaser's knowledge and experience in financial and business matters are such that such Purchaser is capable of evaluating the merits and risks of such Purchaser's purchase of the shares of Common Stock as contemplated by this Agreement or, in the alternative, such Purchaser has obtained such professional advice as such Purchaser determined was necessary to enable such Purchaser to evaluate such merits and risks.

            (c) Each Purchaser is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended. Each Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the relative merits and risks of purchasing the Common Stock.

            (d) Such Purchaser is purchasing its shares of Common Stock for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

            (e) Such Purchaser is a corporation, duly organized, validly existing and in good standing, under the laws of its jurisdiction of organization.

            (f) The execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby are within its corporate powers, and have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser. Assuming due authorization, execution and delivery by the Company and the other Purchasers, this Agreement constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy.

            (g) The execution, delivery and performance by such Purchaser of this Agreement require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except

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such as have been obtained or except where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not, in the aggregate, reasonably be expected to adversely affect the ability of such Purchaser to perform its obligations hereunder.

            (h) The execution, delivery and performance of this Agreement by such Purchaser will not, with or without the giving of notice or lapse of time, or both, (i) conflict with the certificate of incorporation or by-laws or similar constitutive documents of such Purchaser or (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial position, results of operations or business of such Purchaser or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to such Purchaser.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by each of the Purchasers, constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms; and

            (b) The execution, delivery and performance of this Agreement by the Company will not, with or without the giving of notice or lapse of time, or both, (i) conflict with the certificate of incorporation or by-laws or similar constitutive documents of the Company or (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which the Company is a party or by which the Company is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial position, results of operations or business of the Company or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to the Company.

                                   ARTICLE IV

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                                  MISCELLANEOUS

            Section 4.1 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the extent permitted by law.

            Section 4.2 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

            Section 4.3 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing or sent by facsimile and shall be deemed to have been given
(i) when personally delivered or sent by facsimile (with proof of receipt at the number to which notices are required to be sent), (ii) one business day after being sent by overnight courier (receipt confirmation requested) or (iii) five business days after being mailed by certified or registered mail (return receipt requested and postage prepaid) to the recipient. Such notices, demands and other communications will be sent to the Company and each Purchaser at the address or addresses indicated on the signature pages hereto, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice under this Section 4.3 to the sending party.

            Section 4.4 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            Section 4.5 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

            Section 4.6 Jurisdiction; Venue; Process. (a) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie and shall be brought in any federal or state court located in the State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

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            (b) Artal hereby irrevocably and unconditionally designates and directs Mr. David Van Zandt, with offices on the date hereof at Northwestern University School of Law, 357 East Chicago Avenue, Chicago, Illinois 60611, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding related to this Agreement and agrees that service upon such agent shall constitute valid and effective service upon Artal and that failure of such agent to give any notice of such service to Artal shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

            Section 4.7 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                                     * * * *

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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      WEIGHTWATCHERS.COM, INC.

                                      By:_______________________________________
                                         Name:
                                         Title:

Address for Notices:                     With copies to:

WeightWatchers.com, Inc.                 Simpson Thacher & Bartlett
175 Crossways Park West                  425 Lexington Avenue
Woodbury, NY 11797                       New York, New York 10017
Facsimile No.: 516-390-1795              Facsimile No.: 212-455-2502
Attn: Chief Executive Officer            Attn: Robert E. Spatt, Esq.


                                      WEIGHT WATCHERS INTERNATIONAL, INC.

                                      By:_______________________________________
                                         Name:
                                         Title:

Address for Notices:                     With copies to:

Weight Watchers International, Inc.      Simpson Thacher & Bartlett
175 Crossways Park West                  425 Lexington Avenue
Woodbury, NY 11797                       New York, New York 10017
Facsimile No.: 516-390-1795              Facsimile No.: 212-455-2502
Attn: Chief Executive Officer            Attn: Robert E. Spatt, Esq.

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                                      H.J. HEINZ COMPANY

                                      By:_______________________________________
                                         Name:
                                         Title:

Address for Notices:                     With copies to:

H.J. Heinz Company                       H.J. Heinz Company
600 Grant Street                         600 Grant Street
Pittsburgh, Pennsylvania 15219           Pittsburgh, Pennsylvania 15219
Facsimile No.: 412-456-6015              Facsimile No.: 412-456-6102
Attn: Treasurer                          Attn: Senior Vice President and General
                                               Counsel

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                                      ARTAL LUXEMBOURG S.A.

                                      By:_______________________________________
                                         Name:
                                         Title:

Address for Notices:                     With copies to:

Artal Luxembourg S.A.                    David Van Zandt
105, Grand-Rue                           Northwestern University School
L-1661 Luxembourg                         of Law
Luxembourg                               357 East Chicago Avenue
Facsimile No.: 352-22-42-59-22           Chicago, Illinois 60611
Attn: Managing Director                  Facsimile No.: 1-733-388-0291

                                         and

                                         Simpson Thacher & Bartlett
                                         425 Lexington Avenue
                                         New York, New York 10017
                                         Facsimile No.: 1-212-455-2502
                                         Attn: Robert E. Spatt, Esq.

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                                   SCHEDULE I

                                     Number of Shares              Aggregate
Purchaser                            of Common Stock             Purchase Price
---------                            ---------------             ---------------

Weight Watchers International, Inc.       47,124                 Payment in-kind

Artal Luxembourg S.A.                    179,424                     $94,000.

H.J. Heinz Company                        11,452                     $ 6,000.